UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 7, 2012

EpiCept Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51290	52-1841431
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

777 Old Saw Mill River Rd., Tarrytown, New York		10591
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-606-3500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[x]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

On November 7, 2012, EpiCept Corporation entered into a Merger Agreement and Plan of Reorganization with Immune Pharmaceuticals Ltd. ("Immune"), a privately held Israeli company. The terms of the Merger Agreement provide that, upon the closing of the transaction, EpiCept will issue shares of its common stock to Immune shareholders in exchange for all of the outstanding shares of Immune, with EpiCept shareholders retaining approximately 22.5 percent ownership of the combined company and Immune shareholders receiving approximately 77.5 percent, calculated on an adjusted fully diluted basis. The proportionate ownership of the combined company by the EpiCept and Immune shareholders is subject to adjustment based upon the size of certain specified liabilities of EpiCept at the merger effective time and does not initially include the exercise or conversion of certain EpiCept options and warrants whose exercise/conversion prices are significantly higher than the current trading price of EpiCept's common stock. Based on the number and nature of the current Immune shareholders, EpiCept believes that the issuance of its shares at the closing would be exempt from Securities Act registration under Securities Act Rule 506. Under the terms of the Merger Agreement, at Immune's request, EpiCept may file a Registration Statement on Form S-4 in connection with its proxy statement to register the issuance of the EpiCept shares to the shareholders of Immune in the merger transaction. The Merger Agreement contemplates that, immediately following the merger effective time, the board of directors of the combined company will consist of the then-current directors of Immune plus Robert W. Cook, a current director of EpiCept and its current Interim CEO and CFO, and that the officers of the combined company will be the then-current officers of Immune plus Mr. Cook as CFO and Dr. Stephane Allard as Chief Medical Officer or such equivalent role. The transaction is anticipated to close during the first quarter of 2013 and is subject to satisfaction of certain customary closing conditions, including the approval of a majority of EpiCept shareholders.

Item 9.01 Financial Statements and Exhibits.

10.1 Merger Agreement and Plan of Reorganization, dated as of November 7, 2012, by and among EpiCept Corporation, Epicept Israel Ltd., an Israeli company in incorporation which shall be, following incorporation, a wholly owned subsidiary of EpiCept Corporation, and Immune Pharmaceuticals Ltd., an Israeli company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EpiCept Corporation

November 13, 2012	By:	/s/ Robert W. Cook

Name: Robert W. Cook
Title: Interim President and CEO

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Exhibit Index

Exhibit No.	Description

10.1	Merger Agreement and Plan of Reorganization, dated as of November 7, 2012, by and among EpiCept Corporation, Epicept Israel Ltd., an Israeli company in incorporation which shall be, following incorporation, a wholly owned subsidiary of EpiCept Corporation, and Immune Pharmaceuticals Ltd., an Israeli company.